Exhibit 99(a)(52)

THE LAZARD FUNDS, INC.

ARTICLES SUPPLEMENTARY

THE LAZARD FUNDS, INC., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board”) by Article FIFTH of the charter of the Corporation (the “Charter”), and Section 2-208 of the Maryland General Corporation Law, the Board has classified and designated:

(a) fifty million (50,000,000) authorized but unissued shares of Lazard Emerging Markets Strategic Equity Portfolio Institutional Common Stock as fifty million (50,000,000) additional shares of Lazard Emerging Markets Core Equity Portfolio Institutional Common Stock;

(b) fifty million (50,000,000) authorized but unissued shares of Lazard Emerging Markets Strategic Equity Portfolio Open Common Stock as fifty million (50,000,000) additional shares of Lazard Emerging Markets Core Portfolio Open Common Stock; and

(c) fifty million (50,000,000) authorized but unissued shares of Lazard Emerging Markets Strategic Equity Portfolio R6 Common Stock as fifty million (50,000,000) additional shares of Lazard Emerging Markets Core Equity Portfolio R6 Common Stock.

The shares of Common Stock reclassified as set forth above shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the applicable existing class of Common Stock as set forth in the Charter.

SECOND: Following such reclassification, the Common Stock of the Corporation is classified as follows:

Portfolio	Shares Authorized
Lazard US Equity Concentrated Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Equity Focus Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	100,000,000
R6 Common Stock	50,000,000
Lazard US Small-Mid Cap Equity Portfolio
Institutional Common Stock	150,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Sustainable Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Systematic Small Cap Equity Portfolio
Institutional Common Stock	50,000,000

Portfolio	Shares Authorized
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Equity Portfolio
Institutional Common Stock	150,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Equity Advantage Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Quality Growth Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Convertibles Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Equity Select Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Strategic Equity Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard International Small Cap Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Global Equity Select Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Managed Equity Volatility Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Global Strategic Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Equity Franchise Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Global Listed Infrastructure Portfolio
Institutional Common Stock	50,000,000

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Portfolio	Shares Authorized
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Emerging Markets Core Equity Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	100,000,000
R6 Common Stock	100,000,000
Lazard Emerging Markets Equity Portfolio
Institutional Common Stock	700,000,000
Open Common Stock	200,000,000
R6 Common Stock	500,000,000
Lazard Developing Markets Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Emerging Markets Equity Advantage Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Emerging Markets Debt Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Real Assets Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Corporate Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard US Short Duration Fixed Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Global Fixed Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Global Dynamic Multi-Asset Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Enhanced Opportunities Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Lazard Opportunistic Strategies Portfolio
Institutional Common Stock	50,000,000
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Portfolio	Shares Authorized
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
Unclassified	800,000,000
Total	6,900,000,000

THIRD: The Board reclassified the shares of Common Stock as set forth above under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed as of July 6, 2023 in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that, to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

THE LAZARD FUNDS, INC.

By:	/s/ Mark R. Anderson
Name: Mark R. Anderson
Title: Vice President

WITNESS:

/s/ Shari Soloway
Name: Shari Soloway
Title: Assistant Secretary
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